UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2025

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 9, 2025, Nathan's Famous, Inc. (the "Company") held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, stockholders of the Company voted on the matters set forth below.

1.        The proposal to elect ten directors was approved based upon the following vote:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	2,655,914	315,190	378,148
Eric Gatoff	2,948,306	22,798	378,148
Brian S. Genson	2,720,549	250,555	378,148
Barry Leistner	2,874,940	96,164	378,148
Andrew Levine	2,922,269	48,835	378,148
Howard M. Lorber	2,932,727	38,377	378,148
Wayne Norbitz	2,931,706	39,398	378,148
A.F. Petrocelli	2,502,699	468,405	378,148
Joanne Podell	2,942,663	28,441	378,148
Charles Raich	2,721,757	249,347	378,148

2.        The proposal to ratify the appointment of CBIZ CPAs P.C. as the Company’s auditors for fiscal year 2026 was approved based on the following vote:

For	Against	Abstain
3,286,575	20,087	42,590

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2025	NATHAN’S FAMOUS, INC.

	By:	/s/ Robert Steinberg
		Name:	Robert Steinberg
		Title:	Vice President Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Accounting Officer)